EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our reports dated September 25, 2007 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Taxable Income Series 119 (Insured Income Trust, Series 155 and Investment Grade Trust, Series 27) as of September 25, 2007 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."

                                                              GRANT THORNTON LLP

New York, New York
September 25, 2007